UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

March 17, 2009

INTEGRATED BIOPHARMA, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE
(STATE OR OTHER JURISDICTION OF INCORPORATION)

001-31668	22-2407475
(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

225 Long Avenue
Hillsdale, New Jersey 07205
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(973) 926-0816
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 17, 2009, Integrated Biopharma, Inc. (the “Company”) entered into a stock purchase agreement and consummated the sale of all of the issued and outstanding shares of common stock of its wholly owned subsidiary INB: Hauser Pharmaceutical Services, Inc. (“Hauser”) to Cedarburg Pharmaceuticals, Inc. The purchase price received by the Company in connection with the sale consisted of $1,160,000 in cash and a promissory note in favor of the Company in the principal amount of $340,000, which note matures in twelve months and bears interest at a rate of 12% per annum, payable quarterly.

Hauser operates a business which (i) engages in the extraction, isolation, purification and synthetic modification of natural products from plant, marine, and microbial sources, and (ii) provides research, process development, analytical, manufacturing, compliance and consulting services for the production of compounds from natural raw materials for the pharmaceutical, dietary supplement and fine chemical industries, and (iii) manufactures and markets the generic active pharmaceutical ingredient Paclitaxel.

There is no relationship between Cedarburg Pharmaceuticals, Inc and the Company other than as bona fide purchaser of the all of the outstanding common stock of Hauser.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Please see item 1.01 above regarding the consummation of the sale of Hauser.

Item 2.05 Costs Associated with Exit and Disposal Activities.

The Company estimates that it will record a loss between $1,000,000 and $1,250,000 in connection with the sale of Hauser.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired

Not applicable

(b) Pro forma financial information

The unaudited pro forma financial statements presented below consist of the unaudited pro forma Condensed Consolidated Balance Sheet as of December 31, 2008 and the Condensed Consolidated Statements of Operations for the Six Months Ended December 31, 2008 and for the Fiscal Year Ended June 30, 2008 of Integrated BioPharma, Inc. (the “Company” or “INBP”). The unaudited pro forma financial statements have been prepared to reflect certain adjustments to our historical financial information, which are described below, to give effect to the sale of InB:Hauser Pharmaceutical Services, Inc. (“Hauser”) as if the sale had been completed on December 31, 2008 for balance sheet purposes and as of July 1, 2007 for the statements of operations. The unaudited pro forma financial statements are derived from our unaudited financial statements for the six months ended December 31, 2008 and the audited financial statements for the fiscal year ended June 30, 2008 and do not purport to represent our financial position and results of operations had the sale of Hauser occurred on July 1, 2007 or to project our financial performance for any future period.

The “Pro Forma Adjustment to Unconsolidate Hauser” on the Unaudited Pro Forma Condensed Consolidated Balance Sheet of INBP as of December 31, 2008 represents the elimination of all the assets and liabilities from the consolidated group of Hauser and reflects INBP’s Investment in Hauser and the amount due from Hauser as of December 31, 2008.

The “Pro Forma Adjustment for Sale of Hauser” on the Unaudited Pro Forma Condensed Consolidated Balance Sheet of INBP as of December 31, 2008 represents the sale of the Company’s investment in Hauser for $1,500,000 as described in Item 1.01 to Cedarburg Pharmaceuticals, Inc. as of December 31, 2008. In connection with the sale of Hauser, the Company contributed the balance of the amount due from Hauser to Hauser’s capital account just prior to the sale and increased its Investment in Hauser by the same amount.

The “Pro Forma Adjustments” on the Unaudited Condensed Statements of Operations for the Six Months Ended December 31, 2008 and for the Fiscal Year Ended June 30, 2008 represents the elimination of the income and expense accounts of Hauser from the consolidated group from the Company’s historical financial statements as reported.

INTEGRATED BIOPHARMA, INC.
UNAUDITED PRO FROMA CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2008
(in thousands, except for share and per share amounts)

	INBP Historical	Pro Forma Adjustment to Unconsolidate Hauser	Pro Forma Adjustment for Sale of Hauser		INBP Pro Forma

Assets
Current Assets:
Cash and cash equivalents	$381	$(15)		$910	$1,276
Accounts receivable, net	2,924	(396)			2,528
Inventories, net	9,979	(1,333)			8,646
Other current assets	953	(74)		340	1,219

Total current assets	14,237	(1,818)		1,250	13,669

Property and equipment, net	3,442	(1,426)			2,016
Intangible assets, net	1,683				1,683
Investment in iBioPharma, Inc., at cost	2,700				2,700
Investment in InB: Hauser Pharmaceutical		1,682		5,447
Services, Inc.		(4,918)		(2,211)	—
Due from InB: Hauser Pharmaceutical Services, Inc.		5,447		(5,447)	—
Security deposits and other assets	585	(109)			476

Total Assets	$22,647	$(1,142)		$(961)	$20,544

Liabilities and Stockholders’ Equity:
Current Liabilities:
Accounts payable	$5,143	$(458)	$		$4,685
Accrued expenses and other current liabilities	2,420	(684)			1,736
Notes Payable, net of discount - current	7,016	—		—	7,016

Total current liabilities	14,579	(1,142)		—	13,437

Convertible note payable - CD Financial LLC,net of discount	3,908	—		—	3,908

	18,487	(1,142)		—	17,345

Commitments and Contingencies

Stockholders’ Equity:
Common Stock, $0.002 par value; 50,000,000 shares authorized; 20,200,343 shares issued at December 31, 2008; and 20,165,443 shares outstanding at December 31, 2008	40				40
Additional paid-in-capital	43,920				43,920
Accumulated deficit	(39,701)			(961)	(40,662)
Less: Treasury stock, at cost, 34,900 shares	(99)				(99)

Total Stockholders’ Equity	4,160	—		(961)	3,199

Total Liabilities and Stockholders’ Equity	$22,647	$(1,142)		$(961)	$20,544

INTEGRATED BIOPHARMA, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED DECEMBER 31, 2008
(in thousands, except for share and per share amounts)

	INBP Historical	Pro Forma Adjustment	INPB Pro Forma

Sales, net	$22,883	$(2,183)	$20,700

Cost of sales	17,161	(1,754)	15,407

Gross profit	5,722	(429)	5,293

Selling and administrative expenses	9,902	(1,691)	8,211

Operating loss	(4,180)	1,262	(2,918)

Other expense, net	(1,015)	—	(1,015)

Loss from continuing operations before income taxes	(5,195)	1,262	(3,933)

Federal and state income tax expense (benefit), net	5,974	(388)	5,586

Loss from continuing operations	(11,169)	1,650	(9,519)

Loss from discontinued operations, net of taxes	(105)	—	(105)

Net loss	(11,274)	1,650	(9,624)
Deemed dividend from beneficial conversion feature of Series C Preferred Stock dividend	(1,137)	—	(1,137)
Series C Preferred stock dividend	(54)	—	(54)

Net loss applicable to common shareholders	$(12,465)	$1,650	$(10,815)

Basic and diluted net loss per common share:
Continuing operations	$(0.64)	$0.09	$(0.55)
Discontinued operations	(0.01)	—	(0.01)

Basic and diluted net loss per share	$(0.65)	$0.09	$(0.56)

Weighted average common shares outstanding Basic and diluted	19,030,810	19,030,810	19,030,810

INTEGRATED BIOPHARMA, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE FISCAL YEAR ENDED JUNE 30, 2008
(in thousands, except for share and per share amounts)

	INBP Historical	Pro Forma Adjustment	INPB Pro Forma

Sales, net	$49,940	$(4,843)	$45,097

Cost of sales	41,426	(4,599)	36,827

Gross profit	8,514	(244)	8,270

Selling and administrative expenses	24,282	(3,547)	20,735

Operating loss	(15,768)	3,303	(12,465)

Other expense, net	(1,465)	—	(1,465)

Loss from continuing operations before income taxes	(17,233)	3,303	(13,930)

Federal and state income tax expense (benefit), net	934	(4)	930

Net loss	(18,167)	3,307	(14,860)

Deemed dividend from beneficial conversion feature of Series C Preferred Stock dividend	(79)	—	(79)
Series C Preferred stock dividend	(216)	—	(216)

Net loss applicable to common shareholders	$(18,462)	$3,307	$(15,155)

Basic and diluted net loss per common share:
Basic and diluted net loss per share	$(1.28)	$0.23	$(1.05)

Weighted average common shares outstanding Basic and diluted	14,375,793	14,375,793	14,375,793

(c) Shell Company

Not applicable

(d) Exhibits

None.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2009		INTEGRATED BIOPHARMA, INC.

	By:	/s/ Dina L. Masi

Dina L. Masi
Chief Financial Officer